EXHIBIT 99.1

Strategic Partnership: Drops Smart Hubs and Dynamic Aerospace Systems Collaborate to Enhance Drone Delivery in Greece

FOR IMMEDIATE RELEASE

Athens, Greece, May 7, 2025- It is with great enthusiasm that we announce the signing of a Memorandum of Understanding (MOU) between Drops Smart Hubs,  a Greece-based innovator in autonomous aerial infrastructure, planning on operating a nationwide network of droneports delivering scalable, efficient, and sustainable drone services, and Brooqly, Inc. dba Dynamic Aerospace Systems (DAS), a  US based publicly traded company, trading under the ticker symbol BRQL on the OTCMarkets. DAS is a manufacturer of unmanned aerial vehicles (UAVs) and innovative autonomous delivery services. This collaboration signifies a pivotal advancement in the realm of autonomous logistics across Europe, with Greece as our initial focus.

As part of this MOU, Drops Smart Hubs is poised to serve as the exclusive supplier and distributor of Dynamic Aerospace Systems' drone technologies to local UAV operators throughout Greece. By integrating our state-of-the-art smart hub infrastructure with advanced drone systems, these operators will significantly enhance their logistics capabilities.

In conjunction with this, Dynamic Aerospace Systems’ delivery division, Dynamic Deliveries, will conduct a feasibility study to assess incorporating its autonomous drone delivery platform within the Drops Smart Hub framework. This partnership aims to utilize our hub locations as critical operational nodes for pick-up, drop-off, and drone servicing, thereby enhancing the efficiency and automation of last-mile delivery across urban and regional areas.

“This partnership marks the perfect alignment of cutting-edge infrastructure and aerial innovation,” said Fragkiska Tsioutsiou, CEO of Drops Smart Hubs. “By integrating our smart hub network with Dynamic Aerospace’s proven UAV systems, we’re building a scalable, real-time ecosystem that seamlessly connects remote communities, empowers businesses, and sets a new standard for efficiency and environmental sustainability across Europe.”

This strategic agreement includes several important components:

•	Exclusive distribution rights for Drops Smart Hubs in Greece
•	Collaborative pilot programs planned for implementation in Greece.
•	Integration of technologies between Drops' smart hubs and Dynamic Deliveries' autonomous systems
•	A shared revenue model for drone-based deliveries

Kent Wilson, CEO of Dynamic Aerospace Systems had this to say, “Dynamic Aerospace Systems is eager to partner with Drops Smart Hubs and introduce our UAV and autonomous delivery technology to this promising new market. The Autonomous Logistics Committee of DAS, will be advising on this promising new initiative. Together, we are striving to establish a new benchmark for logistics making it faster, cleaner, and smarter for all stakeholders.”

This MOU lays the groundwork for future formal agreements that will explore the operational, financial, and intellectual property aspects in greater detail, thereby fostering remarkable advancements within the sector.

About Drops Smart Hubs

Drops is dedicated to delivering a network of autonomous, model-agnostic “droneports” that serve as fully equipped operational hubs—supporting diverse drone take-offs, landings, charging, and remote management—while leveraging IoT and AI for uninterrupted operations and real-time coordination, empowering businesses with accessible, efficient, automated, and sustainable drone services.

www.drops.eu

About Dynamic Aerospace Systems

Dynamic Aerospace Systems, along with its subsidiaries such as Dynamic Deliveries, specializes in the design and manufacturing of UAVs, providing innovative autonomous logistics solutions. Their mission is to revolutionize global delivery networks through advanced technology and aerospace engineering.

www.dynamicaerosystems.com  Email: IR@dynamicaerosystems.com

For Media Inquiries, Contact:

hello@drops.eu

Safe Harbor Statement

The press release may include certain statements that are not descriptions of historical facts but are forward looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, and other forward-looking terminology such as “may,” “expects,” “believes,” “anticipates,” “intends,” “projects,” or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein. No information in this press release should be construed in any way whatsoever as an indication of the Company’s future revenues, results of operations, or revenues.

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